UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                          November 17, 2005
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                                CNF Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State or other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation or                              Number)
         organization)

       2855 Campus Drive, Suite 300, San Mateo, California 94403
      -----------------------------------------------------------
                (Address of principal executive offices)
                               (zip code)

          Registrant's telephone number, including area code:
                             (650) 378-5200



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     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


1.01 Entry into a Material Definitive Agreement

Bryan M. Millican, Senior Vice President - Sales and Marketing, retired from the Company effective October 28, 2005. In connection with his retirement, Mr. Millican entered into a Separation Agreement and General Release, a copy of which is attached hereto as Exhibit 99.1 (the "Agreement"). The following description of the Agreement is qualified in its entirety by reference to such exhibit.

The Agreement provides that for a period of six months following his retirement, Mr. Millican will assist the Company in the transition of his responsibilities. The Agreement also confirms that Mr. Millican is entitled to and will retain any stock options that were granted to him prior to the effective date of the Agreement and that were vested as of, or will vest following, the date of his retirement from employment, in accordance with their terms, as well as certain other rights and benefits under certain of the Company's plans.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits


     Exhibit No.         Description
     -----------         ----------------------------------------
     99.1                Separation Agreement and General Release between
                         the Company and Bryan M. Millican.





                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CNF Inc.
                        ------------
                        (Registrant)

November 17, 2005       /s/ Jennifer W. Pileggi
                        --------------------------
                        Jennifer W. Pileggi
                        Senior Vice President,
                        General Counsel & Secretary